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                                     BYLAWS

                                       OF

                             JB'S RESTAURANTS, INC.


                                   ARTICLE I
                                    OFFICES

    The principal office of the corporation shall be located at 2610 West 1010 South in Salt Lake City, Utah. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may require.


                                   ARTICLE II
                                  SHAREHOLDERS

    SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at the time and place specified each year by the Board of Directors, for the purpose of electing Directors and for the transaction of any other business that may come before the meeting.

    SECTION 2. Special Meetings. Special meetings of the shareholders, for purposes described in the notice of meeting, may be called by the Board of Directors or by a committee of the Board of Directors which has been duly empowered by the Board of Directors to call special meetings. No other persons may call or require the calling of a special meeting.

    SECTION 4. Notice of Meeting. Written notice to each shareholder stating the time and place of the meeting and, in case of a special meeting, the purposes for
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which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting.

    SECTION 5. Determining Shareholders of Record. The Board of Directors may provide a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders. The record date shall not be less than ten nor more than sixty days prior to the date of the meeting. Only shareholders of record on the record date are entitled to notice of and to vote at the meeting or any adjournment thereof.

    SECTION 6. Voting Lists. The officer in charge of the stock ledger of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. Such list shall be made available at the location specified in the written notice of meeting for ten days prior to the meeting and shall be produced and kept open at the meeting for the inspection of any shareholder.

    SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may, without further notice adjourn the meeting to a future date at which a quorum is present or represented. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

    SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
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    SECTION 10.      Organization and Conduct of Meeting.  The Board of
Directors shall designate a person to act as chairman of the meeting. The chairman shall appoint a secretary of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion as the chairman sees fit.


                                  ARTICLE III
                               BOARD OF DIRECTORS


    SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

    SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be nine. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

    SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

    SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting called by them.

    SECTION 5. Notice. Notice of any special meeting shall be given at least one day previous thereto by written notice delivered personally or mailed to each director. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting to object to the transaction of any business because the meeting is not lawfully called or convened.
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    SECTION 6.       Quorum.  Five directors shall constitute a quorum for the
transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

    SECTION 7. Manner of Acting. Except as stated in the corporation's Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the Directors.

    SECTION 9. Meetings by Conference Telephone. Any director may participate in any meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear one another. Participation in the meeting by conference telephone shall constitute presence in person at the meeting.

    SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

    SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting.
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                                   ARTICLE IV
                                    OFFICERS

    SECTION 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer, and Assistant Treasurers each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board.

    SECTION 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

    SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    SECTION 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
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    SECTION 6.       Vice Presidents.  In the absence of the President or in
event of his death, inability or refusal to act, the Vice President who has served in such capacity for the longest time shall perform the duties of the President, unless a contrary method of succession has been set forth in a Board of Director's resolution then in effect. When the Vice President is acting in the capacity of the President, he shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

    SECTION 7. Secretary and Assistant Secretaries. The Secretary and Assistant Secretaries shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by the shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    SECTION 8. Treasurer and Assistant Treasurers. The Treasurer and Assistant Treasurers shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    SECTION 9. Salaries. The salaries of the officers shall be fixed by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.
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    SECTION 10.      Delegation of Authority.  The Board of Directors may
delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws.


                                   ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

    SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The certificates shall be signed by, or contain facsimile signatures of, the President and the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal or its facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or its transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of Directors may prescribe.

    SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation kept at an office of the corporation or by transfer agents designated as such. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                   ARTICLE VI
                                  FISCAL YEAR

    The fiscal year of the corporation shall end on the last Sunday in September of each year.

                                  ARTICLE VII
                                   DIVIDENDS
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    The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                  ARTICLE VIII
                                 CORPORATE SEAL

    The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."


                                   ARTICLE IX
                                WAIVER OF NOTICE

    Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE XIII
                                   AMENDMENTS

    Except as expressly restricted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

Dated:       February 25, 1985


                                        /s/ Jennifer E. MacLachlan
                                        --------------------------
                                        Assistant Secretary